As filed with the United States Securities and Exchange Commission on December 28, 2020 under the Securities Act of 1933, as amended.

Registration No. 333-251605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athlon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3331021
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Causeway Media Partners

44 Brattle St.

Cambridge, MA 02138

(617) 855-6333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Hickey,

Chief Executive Officer

c/o Causeway Media Partners

44 Brattle St.

Cambridge, MA 02138

(617) 855-6333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay K. Hachigian Kirt W Shuldberg Christopher K. Warren Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP One Marina Park Drive Suite 900 Boston, MA 02210 Tel: (617) 648-9100	Michael J. Mies Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 Tel: (650) 470-4500	Christian O. Nagler Wayne E. Williams Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4660

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITY BEING REGISTERED	AMOUNT BEING REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant (2)	23,000,000 Units	$10.00	$230,000,000	$25,093.00
Shares of Class A common stock included as part of the units (3)	23,000,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units (3)	11,500,000 Warrants	—	—	— (4)
Total			$230,000,000	$25,093.00(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Athlon Acquisition Corp. is filing this Amendment No.1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-251605) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX

EXHIBIT NO	DESCRIPTION

1.1	Form of Underwriting Agreement.***

3.1	Amended and Restated Certificate of Incorporation.*

3.2	Bylaws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.**

10.1	Form of Letter Agreement among the Registrant, AAC HoldCo, LLC and each of the executive officers and directors of the Registrant.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Registration Rights Agreement among the Registrant, AAC HoldCo, LLC and the Holders signatory thereto.*

10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant AAC HoldCo, LLC.*

10.5	Form of Indemnity Agreement.*

10.6	Promissory Note issued to AAC HoldCo, LLC .*

10.7	Securities Subscription Agreement between the Registrant and AAC HoldCo, LLC.*

10.8	Form of Administrative Services Agreement between the Registrant and AAC HoldCo, LLC.*

14	Form of Code of Ethics.*

23.1	Consent of WithumSmith+Brown, PC*

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included on Exhibit 5.1).**

24	Power of Attorney (included on signature page)*

99.1	Form of Audit Committee Charter.*

99.2	Form of Compensation Committee Charter.*

99.3	Form of Nominating & Corporate Governance Committee Charter.*

II-1

EXHIBIT NO	DESCRIPTION

99.4	Consent of Daniel Burns.*

99.5	Consent of Daniel Gallagher.*

99.6	Consent of Paraag Marathe.*

99.7	Consent of Jared Smith.*

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 28th day of December, 2020.

Athlon Acquisition Corp.

By:	/s/ Chris Hickey
Chris Hickey
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Chris Hickey Chris Hickey	Chief Executive Officer and Director (Principal Executive Officer)	December 28, 2020

* Mark Wan	Executive Chairman and Director	December 28, 2020

* David Poltack	Chief Financial Officer (Principal Financial and Accounting Officer)	December 28, 2020

*By:	/s/ Chris Hickey
Chris Hickey Attorney-in-Fact

II-3